Exhibit 10.4

Synchronoss Technologies, Inc.
ID:
Inducement Restricted Stock Agreement	200 Crossing Boulevard
Bridgewater, NJ 08807

%%FIRST_NAME%-% %%MIDDLE_NAME%-% %%LAST_NAME%-% %%ADDRESS_LINE_1%-% %%ADDRESS_LINE_2%-% %%CITY%-%, %%STATE%-% %%COUNTRY%- % %%ZIPCODE%-%	Grant Number: Type: ID:	%%OPTION_NUMBER%-% Inducement Grant %%EMPLOYEE_IDENTIFIER%-%

You have been granted an award of Common Stock of the Company, subject to the terms and conditions in the 2015 Equity Incentive Plan and the Inducement Restricted Stock Agreement, as follows:

Date of Grant:	%%OPTION_DATE,’MM/DD/YYYY’%-%

Market Value:	%%MARKET_VALUE,’$999,999,999.9999’%-%

Total Number of Shares Granted:	%%TOTAL_SHARES_GRANTED,’999,999,999’%-%

Type of Award	%%OPTION_TYPE_LONG%-%

The shares shall vest with respect to the first 50% of the performance shares shall vest upon the approval of the Board or its Compensation Committee based upon whether the Company has met the required performance metrics for the 2018 performance period (i.e., March 2019) and the remaining 50% of the performance shares shall vest upon the approval of the Board or its Compensation Committee based upon whether the Company has met the required performance metrics for the 2019 performance period (i.e., March 2020).  The parameters of the 2018 and 2019 Company performance shall be determined by the Board or its Compensation Committee at the time of the Company’s business plan for such period is determined.

Recipient understands and agrees that this is an inducement grant and that the shares are not issued under the Company’s 2015 Equity Incentive Plan (the “Plan”), but the Inducement Restricted Stock Agreement otherwise is subject to the terms and conditions of the Plan.     Recipient further agrees to be bound by the terms of the Plan and the terms of the %%OPTION_TYPE_LONG%-% as set forth in the %%OPTION_TYPE_LONG%-% Agreement and any Addenda to such %%OPTION_TYPE_LONG%-% Agreement attached hereto as Exhibit A.  A copy of the Plan is available upon request made to the Corporate Secretary at the Company’s principal offices.

No Employment or Service Contract. Nothing in this Notice or in the attached %%OPTION_TYPE_LONG%-% Agreement or in the Plan shall confer upon Recipient any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Recipient) or of Recipient, which rights are hereby expressly reserved by each, to terminate Recipient’s Service at any time for any reason, with or without cause.

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY SECURITIES LAWS OF ANY U.S. STATE, AND

MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.  IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY (CONFIRMED BY OPINION OF COUNSEL) OF AN ALTERNATIVE EXEMPTION FROM REGISTRATION UNDER THE ACT (INCLUDING WITHOUT LIMITATION IN ACCORDANCE WITH REGULATION S UNDER THE ACT), THESE SHARES MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF.  HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

You further agree that the Company may deliver by email all documents relating to the Plan or this option (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements).  You also agree that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.  If the Company posts these documents on a web site, it will notify you by email.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the %%OPTION_TYPE_LONG%-% Agreement.

Synchronoss Technologies, Inc.

Chief Financial Officer & Treasurer

SYNCHRONOSS TECHNOLOGIES, INC.

INDUCEMENT

RESTRICTED STOCK AGREEMENT

Payment for Shares

No payment is required for the shares that you are receiving, except for satisfying any withholding taxes that may be due as a result of the grant of this award or the vesting or transfer of the shares.

Vesting

The shares will vest in installments, as shown in the Notice of Restricted Stock Award. No additional shares will vest after your service as an employee, consultant or outside director of the Company or a parent or subsidiary of the Company (“Service”) has terminated for any reason.

Shares Restricted

Unvested shares will be considered “Restricted Shares.” You may not sell, transfer, pledge or otherwise dispose of any Restricted Shares without the written consent of the Company, except as provided in the next sentence. You may transfer Restricted Shares to your spouse, children or grandchildren or to a trust established by you for the benefit of yourself or your spouse, children or grandchildren. However, a transferee of Restricted Shares must agree in writing on a form prescribed by the Company to be bound by all provisions of this Agreement.

Forfeiture

If your Service terminates for any reason, then your Restricted Shares will be forfeited to the extent that they have not vested as of the termination of your Service. This means that any Restricted Shares that have not vested under this Agreement will immediately revert to the Company. You receive no payment for Restricted Shares that are forfeited.

The Company determines when your Service terminates for this purpose.

Leaves of Absence and Part-Time Work

For purposes of this grant, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service is required by applicable law, the Company’s written leave of absence policy (as in effect for similarly situated employees) or the terms of your leave. But your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the vesting dates specified above may be adjusted in accordance with the Company’s written leave of absence policy (as in effect for similarly situated employees) or the terms of your leave. If you commence working on a part-time basis, then the vesting dates specified above may be adjusted in accordance with the Company’s written part-time work policy (as in effect for similarly situated employees) or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Voting Rights	You may vote your shares even before they vest.

Stock Certificates

The Company will hold your Restricted Shares for you. After shares have vested, a stock certificate for those shares will be released to a broker for your account. The Company will select the broker at its discretion.

Withholding Taxes

You will be required to pay all withholding taxes that become due as a result of this grant or the vesting of the shares. You may direct the Company to deduct the withholding taxes from any cash compensation payable to you, or you may pay the withholding taxes to the Company in cash.

The Company will instruct the broker whom it has selected for this purpose to sell shares with a value sufficient to satisfy any remaining withholding taxes. You agree that the broker selected by the Company may sell a portion of your shares for your account, in accordance with the Company’s instructions, in order to pay the remaining amount of withholding taxes required by law.

Restrictions on Resale

You agree not to sell any shares at a time when applicable laws or the Company’s Securities Trading Policy prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

No Retention Rights

Your grant or this Agreement does not give you the right to be employed or retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Restricted Shares that remain subject to forfeiture will be adjusted accordingly.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference.

The Plan, this Agreement and the Notice of Restricted Stock Award constitute the entire understanding between you and the Company regarding this grant. Any prior agreements, commitments or negotiations concerning this grant are superseded. This Agreement may be amended only by another written agreement between the parties.

BY ACCEPTING THIS GRANT, YOU AGREE TO ALL OF THE TERMS AND
CONDITIONS DESCRIBED ABOVE, IN THE PLAN AND IN
THE NOTICE OF RESTRICTED STOCK AWARD.